UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
September 7, 2012
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 7, 2012, Mr. Stephen F. Woodcock retired as Vice President of Exploration for Callon Petroleum Company (the “Company”). Also on September 7, 2012, the Company and Mr. Woodcock entered into a Resignation/Retirement Agreement and Release (the “Agreement”) that sets forth their mutual agreement as to the terms and conditions of Mr. Woodcock's retirement. Below is a description of the material terms of the Agreement. The description below is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement, Mr. Woodcock will receive a severance payment in the amount of $410,300, which includes $38,500 for accrued vacation. Such payment is contingent on Mr. Woodcock's current and continuing compliance with the terms of the Agreement. The Company has agreed to continue health and dental insurance coverage for Mr. Woodcock and his eligible dependents, until such time as Mr. Woodcock is either eligible for coverage under Medicare or obtains new coverage pursuant to future employment. Effective fourteen (14) days following the Agreement, all unvested restricted stock awards, restricted unit cash awards and phantom unit awards made to Mr. Woodcock shall vest, with the restricted unit cash awards and phantom unit awards being settled by a lump sum cash payment (in addition to the severance amounts payable above) and the restricted stock awards being settled in common stock.

Mr. Woodcock has agreed not to disparage or otherwise make negative comments regarding the Company and to continue to abide by the Company's confidentiality policies. Mr. Woodcock has also agreed that for a period of one (1) year following the date of the Agreement, he will not, directly or indirectly, engage or participate in, or contribute his knowledge to, any oil and gas exploration and production company that has an office or operations within 100 miles of Houston, Texas or Natchez, Mississippi.

Mr. Woodcock and the Company have each released the other party from all claims and liabilities they may have had against the other party either as of the date of the Agreement. Additionally, Mr. Woodcock has released the Company from all claims and liabilities which may be owed to Mr. Woodcock by the Company in the future.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On September 12, 2012, the Company issued a press release providing various operating updates and revised production guidance regarding the impact of Hurricane Isaac. The press release is included herein as Exhibit 99.1. It shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title of Document

10.1	Resignation/Retirement Agreement and Release, dated as of September 7, 2012, by and between Stephen F. Woodcock and Callon Petroleum Company.

99.1	Press release dated September 12, 2012 announcing various operating updates and revised production guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

September 12, 2012	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Resignation/Retirement Agreement and Release, dated as of September 7, 2012, by and between Stephen F. Woodcock and Callon Petroleum Company.

99.1	Press release dated September 12, 2012 announcing various operating updates and revised production guidance.